EXHIBIT 32.1

                                                PACIFIC SECURITY FINANCIAL, INC.
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                               18 U.S.C. ss. 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Pacific Security Companies, Inc. (the Company) on Form 10-Q for the quarter ended January 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, David L. Guthrie, President, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  /s/ David L. Guthrie
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David L. Guthrie
President

March 15, 2004